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                                                               EXHIBIT 99-B.8.60

                               FIRST AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT


THIS FIRST AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "First Amendment") is made and entered into as of the 1st day of February, 1995, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY ("ALIAC") a Connecticut corporation located at 151 Farmington Avenue, Hartford, Connecticut 06156 and FIDELITY DISTRIBUTORS CORPORATION ("FDC"), principal underwriter of the shares of the Fidelity Advisor Funds and the Money Funds (the "Portfolios"), located at 82 Devonshire Street, Boston, Massachusetts 02109.

                                   WITNESSETH

WHEREAS, ALIAC and FDC are parties to a Fund Participation Agreement, dated February 28, 1994, (the "Original Agreement"); and

WHEREAS, ALIAC and FDC now desire to modify the Original Agreement to add the Fidelity Advisor Global Resources Fund and the Fidelity Advisor Growth Opportunities Fund to Schedule A.

NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A, dated March 1, 1995.

2. The Original Agreement, as supplemented by this First Amendment, is ratified and confirmed.

3. This First Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

                                        1
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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.


                                     AETNA LIFE INSURANCE AND ANNUITY COMPANY

                                     By:  /s/ Laura Estes
                                         ---------------------------------------
                                         Laura Estes
                                         Senior Vice President


                                     FIDELITY DISTRIBUTORS CORPORATION

                                     By:  /s/ Kurt A. Lange
                                         ---------------------------------------
                                         Name:  Kurt A. Lange
                                                --------------------------------
                                         Title: President
                                                --------------------------------

                                        2
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                        FIDELITY DISTRIBUTORS CORPORATION
                                       AND
                    AETNA LIFE INSURANCE AND ANNUITY COMIPANY

                                                                      SCHEDULE A

                            POLICY FORM
                             NUMBERS OF
                          CONTRACTS ISSUED
 NAME OF SEPARATE         THROUGH SEPARATE      SEPARATE ACCOUNT INVESTS IN ALL THE FUNDS
     ACCOUNT                  ACCOUNT                          SHOWN BELOW
-------------------------------------------------------------------------------------------
Separate Account F          EGF-PVU-IC                    Advisor Overseas Fund
                            EGFA-PVU-IC            Advisor Equity Portfolio Income Fund
                            GF-PVA-IC             Advisor Equity Portfolio Growth Fund*
                            GFA-PVA-IC            Advisor Strategic Opportunities Fund*
                                                         Advisor High Yield Fund*
                                                     Advisor Income and Growth Fund*
                                                   Advisor Government Investment Fund*
                                                    Advisor Growth Opportunities Fund
                                                      Advisor Global Resources Fund

*Specifies fund no longer being offered to new customers, existing customers continue to invest in the fund.


Date of Supplement: March 1, 1995